Exhibit 99

PRESS RELEASE: Webcast Alert: Ultra Petroleum Corp. Announces Its 2nd Quarter Earnings Conference Call Webcast

[ 2004-07-27 ]

     HOUSTON, July 21 /PRNewswire-FirstCall/ -- In conjunction with Ultra Petroleum Corp.'s (Amex: UPL) Second Quarter Earnings Conference Call, you are invited to listen to its webcast that will be broadcast live over the Internet on Wednesday, July 28, 2004 at 10:00 AM Central.

     What:    Ultra  Petroleum  Corp.'s Second Quarter  Earnings  Conference
              Call Webcast

     When:    Wednesday, July 28, 2004 at 10:00 AM Central

     Where:   http://phx.corporate-ir.net/playerlink.zhtml?c=62256&s=wm&e=917899 or at http://www.ultrapetroleum.com

     How: Live over the Internet -- Simply log on to the web at either of the addresses above

     Contact: David Russell at 281-876-0120 x 302

     If you are unable to participate during the live webcast, the call will be archived at http://www.ultrapetroleum.com. To access the replay, click on the home page.

     Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai F Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 74,955,768 shares outstanding at the time of this release.

           (Minimum  Requirements  to listen to  broadcast:  The Windows  Media
     Player          software,          downloadable          free         from
     http://www.microsoft.com/windows/windowsmedia/EN/default.asp and at least a 28.8Kbps connection to the Internet.)

     SOURCE  Ultra Petroleum Corp.
           /CONTACT: David Russell of Ultra Petroleum Corp., +1-281-876-0120 ext. 302/
     /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20020226/DATU029LOGO
     AP Archive:  http://photoarchive.ap.org
     PRN Photo Desk, photodesk@prnewswire.com /
     /Web site: http://www.microsoft.com/windows/windowsmedia/EN/default.asp / /Web site: http://www.ultrapetroleum.com /
     /Audio:
     http://phx.corporate-ir.net/playerlink.zhtml?c=62256&s=wm&e=917899 /
     (UPL)

     Order free Annual Report for Ultra Petroleum Corp.
     Visit http://djnewswires.ar.wilink.com/?link=UPL or call 1-888-301-0513

     Dow Jones Newswires
     07-27-04 0935ET
     Copyright (C) 2004 Dow Jones & Company, Inc. All Rights Reserved.

     Subject Codes: I/OIS, I/XDJGI, N/DJIN, N/DJN, N/DJWB, N/CNW, N/DJWI, N/PRL, N/TPCT, M/ENE, M/NND, M/TPX, R/NME, R/TX, R/US, R/USS

     Company Codes: UPL

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